Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 36

DATED FEBRUARY 7, 2008

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 35 thereto dated January 28, 2008, Supplement No. 34 thereto dated January 23, 2008, Supplement No. 33 thereto dated December 31, 2007, Supplement No. 32 thereto dated December 11, 2007, Supplement No. 31 thereto dated November 2, 2007, Supplement No. 30 thereto dated October 26, 2007, Supplement No. 29 thereto dated October 25, 2007, Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 35 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 35.

This prospectus supplement includes the attached Form 8-K dated February 6, 2008 as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 7, 2008.

*The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of January 31, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an amendment to its credit facility with Laurus Master Fund, Ltd. (“Laurus”) to: (i) extend the maturity date of the Minimum Borrowing Note dated April 29, 2005 from its present maturity date of March 31, 2008 through April 29, 2008. A copy of this amendment is attached as Exhibit 10.1 hereto and (ii) provide for the release of certain collateral from the security interest of Laurus at such time as the Company’s indebtedness to Laurus is paid in full but at a time when the Company’s pledge and security commitments with regard to indebtedness of the Company’s majority-owned subsidiary Biovest International, Inc. (“Biovest”) to Laurus remain outstanding.

Effective as of January 31, 2008, the Company entered into a conditional commitment that once all obligations under the Convertible Debentures dated September 29, 2006 and February 28, 2007 have been paid or converted in full, the Company will guarantee, and pledge certain shares of Biovest owned by the Company to collateralize, the indebtedness of Biovest to Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore”) (collectively, the “Valens Funds”).

Also effective as of January 31, 2008, the Company and Laurus amended certain redemption terms of the redeemable warrant issued to Laurus on October 30, 2007 (the “Redeemable Warrant”) to purchase up to 4,024,398 shares of the Company’s common stock to specify that the Company shall be entitled to exercise its right to terminate and cancel the Redeemable Warrant by making a cash payment in an amount equal to approximately $0.99 for each share underlying the Redeemable Warrant through and including March 31, 2008.

Also effective as of January 31, 2008, the Company entered into an agreement with Laurus whereby the Company agreed to decrease the exercise price on a certain Warrant previously issued to Laurus on August 16, 2005 (the “August 2005 Warrant”) from $8.00 per share to $2.67 per share, with the remaining terms of the August 2005 Warrant remaining the same. A copy of the Letter Amendment to Accentia Warrants is attached as Exhibit 10.2 hereto.

On February 5, 2008, the Company and Biovest entered into an amendment to the existing royalty agreement on sales of Biovest’s biologic products, currently known as BiovaxID™, to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients. A copy of the amendment to the royalty agreement is attached as Exhibit 10.3 hereto.

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On February 5, 2008, the Company was granted an option by Biovest permitting the Company, in its discretion, to convert part or all of the principal and interest due to the Company on the date of the conversion under the intercompany debt owed by Biovest into shares of Biovest common stock at a conversion price of $1.10 per share (the “Conversion Price”) subject to adjustment in the event of for certain recapitalizations or in the event of the sale of Biovest stock at prices below the Conversion Price. Biovest granted demand and piggyback registration rights to the Company for the shares underlying this Conversion Option. A copy of the amendment to the Option is attached as Exhibit 10.4 hereto.

Effective as of January 31, 2008, Biovest entered into amendments of its existing royalty agreements dated December 10, 2007 and October 29, 2007 on sales of Biovest’s biologic products, currently known as BiovaxID, with the Valens Funds to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients.

On February 5, 2008, Biovest entered into an understanding with Nixon Peabody LLP, Biovest’s former counsel, whereby Biovest agreed to issue to Nixon Peabody and Nixon Peabody agreed to accept a total of 164,000 shares of Biovest common stock in full payment of outstanding invoices. A copy of the Biovest 8-K is attached hereto as Exhibit 99.1.

The offers and sales of securities in the transactions described hereinabove were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in these transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: February 6, 2008

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Overadvance Letter effective January 31, 2008 between Accentia Biopharmaceuticals, Inc. (“Accentia”), Analytica International, Inc., Teamm Pharmaceuticals, Inc., and Laurus Master Fund, Ltd. (“Laurus”).

10.2	Letter Amendment to Accentia Warrants effective January 31, 2008 between Accentia and Laurus.

10.3	Amendment and clarification of Accentia Royalty Agreement dated February 5, 2008 between Accentia and Biovest International, Inc. (“Biovest”).

10.4	Conversion Agreement dated February 5, 2008 between Accentia and Biovest.

99.1	Form 8-K filed by Biovest on February 6, 2008 (File No. 000-11480).

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Exhibit 10.1

AMENDMENT NO. 2

to OVERADVANCE SIDE-LETTER

This AMENDMENT NO. 2 to OVERADVANCE SIDE-LETTER (this “Amendment”), dated as of January 31, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Parent”), Analytica International, Inc., a Florida corporation (“Analytica”), Teamm Pharmaceuticals, Inc., a Florida corporation (“Teamm” and, collectively with the Parent and Analytica, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”), for the purpose of amending the terms of the Overadvance Side Letter dated as of August 29, 2007 by and among the Companies and the Purchaser (as amended by that certain Amendment No. 1 to Overadvance Side-Letter dated as of October 21, 2007 by and among the Companies and the Purchaser and as may be further amended, modified or supplemented from time to time, the “Overadvance Side-Letter”) issued in connection with the Amended and Restated Security Agreement, dated as of April 29, 2005, and amended and restated as of February 13, 2006 by and among the Companies and the Purchaser (as amended and restated, further amended, modified or supplemented from time to time, the “Security Agreement” and, collectively with the Overadvance Side-Letter and the other Ancillary Agreements referred to in the Security Agreement, the “Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Companies have requested that the maturity and termination date of the Overadvances set forth in the Overadvance Side Letter be extended and the Purchaser has agreed to extend the Period (as defined in the Overadvance Side Letter), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The first sentence in the fourth paragraph of the Overadvance Side Letter is hereby amended by deleting the date “March 31, 2008” appearing therein and inserting the date “April 29, 2008” in lieu thereof.

2. Each Company hereby acknowledges and affirms that the amount of the Overadvances outstanding as of the end of business on the date hereof is $2,874,860.

3. The amendment set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each of the Companies and the Purchaser shall have executed and each of the Companies shall have delivered to the Purchaser its respective counterpart to this Amendment.

4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

5. Except as set forth in Schedule I hereto, each Company hereby represents and warrants to the Purchaser that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, all representations, warranties and covenants made by such Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all the Company’s and its Subsidiaries’ covenant requirements have been met.

6. From and after the Amendment Effective Date, all references in the Loan Documents and in the other Ancillary Agreements to the Overadvance Side Letter shall be deemed to be references to the Overadvance Side Letter, as the case may be, as modified hereby.

7. The Parent understands that the Parent has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that neither this Amendment nor the terms and provisions of this Amendment, (collectively, the “Information”) are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that the Purchaser shall not be in violation of any duty to the Company or its shareholders, nor shall the Purchaser be deemed to be misappropriating any information of the Company, if the Purchaser sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and the Purchaser has caused this Amendment to the Overadvance Side Letter to be signed in its name effective as of the 31st day of January 2008.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treasurer

ANALYTICA INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

TEAMM PHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

LAURUS MASTER FUND, LTD.
By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

SCHEDULE I

Exhibit 10.2

as of January 31, 2008

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 330606

Attention: Chief Financial Officer

Re: Amendment to Warrants

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement dated as of April 29, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Securities Purchase Agreement”) by and between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and Laurus Master Fund, Ltd. (“Laurus”); (b) the Amended and Restated Common Stock Purchase Warrant dated August 16, 2005 issued by the Company in favor of Laurus for up to 1,000,000 shares of common stock of the Company (as amended, restated, modified and/or supplemented from time to time, the “2005 Warrant”) and (c) the Common Stock Purchase Warrant dated October 31, 2007 issued by the Company in favor of Laurus for up to 4,024,398 shares of common stock of the Company (the “2007 Warrant” and, together with the 2005 Warrant, the “Warrants”). Capitalized terms used herein that are not defined shall have the meanings given to them in the Securities Purchase Agreement.

In order to induce Laurus to continue to extend to the Company the financial accommodations contemplated by the Securities Purchase Agreement, the Company has agreed to amend the Warrants on the terms and conditions set forth below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

(i) clause (d) of the 2005 Warrant is hereby amended and restated in its entirety to read as follows:

“The “Exercise Price” applicable under this Warrant shall be a price of $2.67 for any shares acquired hereunder.”

(ii) the first sentence of Section 1.5 of the 2007 Warrant is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything contained herein to the contrary, at any time prior to March 31, 2008 (the “Warrant Repurchase Date”), the Company may, at its sole discretion, provide the Holder with written notice (the “Notice of Repurchase”) of its intent to repurchase the Warrant for an aggregate purchase price of Four Million Dollars ($4,000,000) (the “Warrant Repurchase Price”) or any portion of the Warrant exercisable for no less than fifty percent (50%) of the shares of Common Stock receivable upon exercise of the Warrant for the proportionate Warrant Purchase Price.”

This letter agreement shall become effective upon receipt by Laurus of a copy of this letter agreement executed by the Company.

Except as specifically amended herein, the Securities Purchase Agreement, Warrants and the other Related Agreements (as defined in the Securities Purchase Agreement) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Securities Purchase Agreement, the Warrants and the other Related Agreements. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treasurer

Exhibit 10.3

BIOVEST INTERNATIONAL, INC.

377 Plantation Street

Worcester, MA 01605

February 5, 2008

Accentia Biopharmaceuticals, Inc

324 South Hyde Park Ave.

Suite 350

Tampa, FL 33606

Gentlemen:

Reference is made to the Royalty Agreement dated as of October 31, 2006 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Accentia Biopharmaceuticals, Inc (“Accentia”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

The Company and Accentia desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Accentia making certain financial accommodations to the Company, including but not limited to continuing the inter-company loans and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Accentia shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Accentia shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Accentia shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Accentia that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Accentia that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Accentia and Valens US has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Accentia shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

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(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Accentia a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Accentia true and complete copies of such financial reporting documentation.”

g) Section 4.3 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Royalties shall be paid no later than sixty (60) days following the end of the calendar quarter during which Net Sales or License Revenue are invoiced for Biovest Biologic Products (“On-going Royalty payments”).”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Accentia, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Florida.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

CONSENTED AND AGREED TO:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman & CEO

Exhibit 10.4

CONVERSION AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

ACCENTIA BIOPHARMACEUTICALS, INC.

This Conversion Agreement (this “Conversion Agreement”) effective as of February 5, 2008, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“BIOVEST”) and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation, (“ACCENTIA”) (collectively the “Parties”).

WITNESSETH:

Whereas, BIOVEST and ACCENTIA are Parties to certain Secured Demand Promissory Notes (the “Notes”) and other accruals of indebtedness from Biovest to Accentia, copies of which Notes and a current schedule of this debt are attached as Exhibit A (the “Inter-Company Debt”);

Whereas, ACCENTIA wishes to obtain an option to convert sums due pursuant to the Inter-Company Debt into common stock of Biovest; and

Whereas, BIOVEST and ACCENTIA wish to memorialize their agreement as to the terms of such option to convert the Inter-Company Debt into common stock of Biovest;

NOW, THEREFORE, in consideration of the Accentia’s agreement to continue the Inter-Company Debt without demand for repayment thereof, together with the various promises and undertakings set forth herein, the Parties agree as follows:

1. RIGHT TO CONVERT: At any time after the Effective Date hereof until the balance due from Biovest to Accentia pursuant to certain outstanding Demand Promissory Notes, including any additional sums which may become due from Biovest to Accentia and any interest which may accrue thereupon (collectively the “Inter-Company Debt”) is no longer outstanding, this Inter-Company Debt shall be convertible, in whole or in part, into shares of Biovest Common Stock at the option of Accentia. Accentia shall effect conversions by delivering to Biovest a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Inter-Company Debt to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, Accentia shall not be required to physically surrender the Notes representing the Inter-Company Debt to the Company unless the entire principal amount of this Inter-Company Debt, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Inter-Company Debt in an amount equal to the applicable conversion. Accentia and Biovest shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Biovest may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.

a) Conversion Price. The conversion price shall be equal to $1.10 (subject to adjustment herein) (the “Conversion Price”).

b) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Inter-Company Debt to be converted by (y) the Conversion Price.

2. Delivery of Certificate Upon Conversion. Not later than three Trading Days after a Notice of Conversion is received from Accentia, Biovest shall deliver, or cause to be delivered, to Accentia a certificate or certificates representing the Conversion Shares.

3. Reservation of Shares Issuable Upon Conversion. Biovest covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Inter-Company Debt free from preemptive rights or any other actual contingent purchase rights of Persons other than Accentia not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of this Inter-Company Debt. Biovest covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

4. Reclassifications; Adjustment. In case of any reclassification of the Biovest Common Stock or any compulsory share exchange pursuant to which the Biovest Common Stock is converted into other securities, cash or property, Accentia shall have the right thereafter to exchange the then outstanding principal amount of this Inter-Company Debt, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Inter-Company Debt into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Biovest Common Stock following such reclassification or share exchange, and Accentia shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Biovest Common Stock into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Inter-Company Debt could have been exchanged immediately prior to such reclassification or share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

5. Anti-Dilution: If, at any time while this Inter-Company Debt is outstanding, Biovest or any of its subsidiaries, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Biovest Common Stock or securities of Biovest or its subsidiaries which would entitle the holder thereof to acquire at any time Biovest Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Biovest Common Stock (such securities, “Biovest Common Stock Equivalents”) entitling any Person to acquire shares of Biovest Common Stock at an effective price per share that is lower than the then Conversion Price, then the Conversion Price shall be reduced to equal the Base Conversion Price. This Anti-Dilution adjustment shall NOT apply to any issuance of Biovest Common Stock or Biovest Common Stock Equivalents pursuant to the exercise of options pursuant to any Stock Option Plan or Equity Incentive Plan of Biovest.

6. Notice and Right to Convert Prior to Repayment. If, at any time while this Inter-Company Debt is outstanding, Biovest plans to make payment to Accentia of all or any portion of the Inter-Company Debt, Biovest shall provide written notice of such intent to make payment to Accentia at least fifteen (15) days prior to the planned payment date. Accentia shall have the right, at its sole discretion, to exercise its right to convert as to all or any portion of the then-outstanding Inter-Company Debt at any time prior to the planned payment date specified in the notice.

7. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8. Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to BIOVEST, addressed to:

Steve Arikian, M.D.

CEO and Chairman

Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

(b)	If to ACCENTIA, addressed to:

Frank O’Donnell, M.D.

CEO and Chairman

Accentia Biopharmaceuticals, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

9. Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

10. Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13. Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

14. Waiver of Potential Conflicts of Interest. BIOVEST and ACCENTIA hereby acknowledge that ACCENTIA owns more than a majority of the outstanding capital stock of BIOVEST, and that certain directors, officers and employees of BIOVEST also have positions as officers, directors or employees of ACCENTIA. By execution of the Conversion Agreement the parties acknowledge to each other that each party has taken all reasonable and necessary steps to assure that all potential conflicts of interest have been fully disclosed, addressed, and fairly and completely resolved or waived.

15. Registration Rights. Upon written demand by Accentia, Biovest agrees to file a Registration Statement with the U.S. Securities and Exchange Commission covering the common stock underlying this option to convert, which Registration Statement shall be filed within ninety (90) days of the date of receipt of such written demand.

In the event that Biovest plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of Biovest (“Registration Statement”), Biovest shall provide written notice to Accentia and Accentia shall have 30 days to require in writing that all shares of common stock underlying this Conversion Agreement be covered in the Registration Statement. Notwithstanding the foregoing, Biovest shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if Biovest reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect Biovest.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman and CEO

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of January 31, 2008, Biovest International, Inc. (the “Company”) entered into amendments of its existing royalty agreements dated December 10, 2007 and October 29, 2007 on sales of the Company’s biologic products including BiovaxID™, with Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore”) (collectively, the “Valens Funds”) to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients. Copies of the amendments to the royalty agreement are attached as Exhibits 10.1 through 10.4 hereto.

On February 5, 2008, the Company and its parent corporation, Accentia Biopharmaceuticals, Inc. (“Accentia”) entered into an amendment to the existing royalty agreement dated October 31, 2006 on sales of the Company’s biologic products, including BiovaxID, to amend and clarify the calculation of royalty payments from any sublicense to specify that in all cases the royalty amounts will be calculated as a percentage of sales to customers/patients. A copy of the amendment to the royalty agreement is attached as Exhibit 10.5 hereto.

On February 5, 2008, the Company granted an option to Accentia (the “Conversion Option”) permitting Accentia,, in its discretion, to convert part or all of the principal and interest due to Accentia under the intercompany debt owed by the Company at the date of conversion into shares of the Company’s common stock at a conversion price of $1.10 per share (the “Conversion Price”) subject to adjustment in the event of for certain recapitalizations or in the event of the sale of the Company’s stock at prices below the Conversion Price. The Company granted piggyback and demand registration rights to Accentia for the shares underlying this Conversion Option. A copy of the amendment to the Conversion Option is attached as Exhibit 10.6 hereto.

Also on February 5, 2008, the Company entered into an understanding with Nixon Peabody, LLP, Biovest’s former counsel, whereby Biovest agreed to issue to Nixon Peabody and Nixon Peabody agreed to accept a total of 164,000 shares of the Company’s common stock in full payment of outstanding invoices.

Each of the notes and securities described above were issued by the Company as described above in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and all parties to the transactions are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us that the Notes and Common Stock were being acquired for investment.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. David is this sufficient or is more detail required?

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: February 6, 2008

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment Letter effective January 31, 2008 to Royalty Agreement dated October 31, 2007 between Biovest International, Inc. (“Biovest”) and Valens U.S. SPV I, LLC (“Valens U.S.”).

10.2	Amendment Letter effective January 31, 2008 to Royalty Agreement dated October 31, 2007 between Biovest and Valens Offshore SPV II, Corp. (“Valens Offshore”).

10.3	Amendment Letter effective January 31, 2008 to Royalty Agreement dated December 10, 2007 between Biovest and Valens U.S.

10.4	Amendment Letter effective January 31, 2008 to Royalty Agreement dated December 10, 2007 between Biovest and Valens Offshore.

10.5	Amendment and clarification of Accentia Royalty Agreement dated February 5, 2008 between Accentia Biopharmaceuticals, Inc. (“Accentia”) and Biovest.

10.6	Conversion Agreement dated February 5, 2008 between Accentia and Biovest.

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Exhibit 10.1

Valens U.S. SPV I, LLC

c/o Valens Capital Management, LLC

335 Madison Avenue

New York, New York 10017

As of January 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Gentlemen:

Reference is made to the Royalty Agreement dated as of October 29, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens U.S. SPV I, LLC (“Valens US”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens US and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens US’s agreement to continue to provide financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Valens US shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Valens US shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Valens US shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Valens US that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Valens US that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Valens US has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Valens US shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

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(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Valens US a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Valens US true and complete copies of such financial reporting documentation.”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens US, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally blank.]

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Valens U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Exhibit 10.2

VALENS OFFSHORE SPV II, CORP.

c/o Valens Capital Management, LLC

335 Madison Avenue

New York, New York 10017

As of January 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Gentlemen:

Reference is made to the Royalty Agreement dated as of October 29, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens Offshore SPV II, Corp. (“Valens Offshore”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens Offshore and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens Offshore’s agreement to continue to provide financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Valens Offshore shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Valens Offshore shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Valens Offshore shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Valens Offshore that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Valens Offshore that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens Offshore, Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens Offshore, Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Valens Offshore has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Valens Offshore shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

2

(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Valens Offshore a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Valens Offshore true and complete copies of such financial reporting documentation.”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens Offshore, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally blank.]

3

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Exhibit 10.3

Valens U.S. SPV I, LLC

c/o Valens Capital Management, LLC

335 Madison Avenue

New York, New York 10017

As of January 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Gentlemen:

Reference is made to the Royalty Agreement dated as of December 10, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens U.S. SPV I, LLC (“Valens US”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens US and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens US’s agreement to continue to provide financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Valens US shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Valens US shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Valens US shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Valens US that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Valens US that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Valens US has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Valens US shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

2

(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Valens US a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Valens US true and complete copies of such financial reporting documentation.”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens US, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally blank.]

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Valens U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Exhibit 10.4

VALENS OFFSHORE SPV II, CORP.

c/o Valens Capital Management, LLC

335 Madison Avenue

New York, New York 10017

As of January 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Gentlemen:

Reference is made to the Royalty Agreement dated as of December 10, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens Offshore SPV II, Corp. (“Valens Offshore”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens Offshore and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens Offshore’s agreement to continue to provide financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Valens Offshore shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Valens Offshore shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Valens Offshore shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Valens Offshore that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Valens Offshore that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens Offshore, Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens Offshore, Valens U.S. SPV I, LLC and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Valens Offshore has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Valens Offshore shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

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(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Valens Offshore a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Valens Offshore true and complete copies of such financial reporting documentation.”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens Offshore, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Exhibit 10.5

BIOVEST INTERNATIONAL, INC.

377 Plantation Street

Worcester, MA 01605

February 5, 2008

Accentia Biopharmaceuticals, Inc

324 South Hyde Park Ave.

Suite 350

Tampa, FL 33606

Gentlemen:

Reference is made to the Royalty Agreement dated as of October 31, 2006 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Accentia Biopharmaceuticals, Inc (“Accentia”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

The Company and Accentia desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Accentia making certain financial accommodations to the Company, including but not limited to continuing the inter-company loans and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

a) Section 1.5 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘License Revenue’ shall mean:

(a) any and all Upfront Amounts, as supported by such documentation as Accentia shall from time to time request;

(b) without duplication of any Upfront Amounts previously calculated and paid pursuant to subparagraph (a), any Sales Revenue, as supported by such documentation as Accentia shall from time to time request; and

(c) any and all Other Amounts, as supported by such documentation as Accentia shall from time to time request, less, to the extent applicable,:

(i) in the event Biovest has indicated in a prior writing to Accentia that Biovest will use at least 50% of such Other Amounts for the further development and/or commercialization of the Biovest Biologic Products, solely such amounts associated with such further development and/or commercialization plus any reasonable costs and expenses associated therewith; and/or

(ii) in the event Biovest has indicated in writing to Accentia that Biovest will use all or part of such Other Amounts to repay indebtedness due and payable by Biovest (A) to any or all of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd. or (B) following the indefeasible payment in full of all indebtedness due and payable by Biovest to each of Valens US, Valens Offshore SPV II, Corp. and Laurus Master Fund, Ltd., to any other creditor of Biovest, and Accentia and Valens US has consented to such use in writing (which consent will not be unreasonably withheld), solely such amounts associated with such repayment of indebtedness.”

b) Section 1.6 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“‘Licensee’ shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products.”

c) a new Section 1.12 is added to the Royalty Agreement and shall read as follows:

“1.12 “Other Amounts” shall mean any amounts other than Upfront Amounts and Sales Revenue received by Biovest from a Licensee in connection with any Biovest Biologic Product.”

d) a new Section 1.13 is added to the Royalty Agreement and shall read as follows:

“1.13 “Sales Revenue” shall mean any and all revenue and other consideration received by a Licensee from a Third Party for the sale of Biovest Biologic Products, including but not limited to, revenue or royalties from sales by such Licensee of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.”

e) a new Section 1.14 is added to the Royalty Agreement and shall read as follows:

“1.14 “Upfront Amounts” shall mean any and all advance revenue, advance royalties or other similar consideration received by Biovest from a Licensee for Biovest Biologic Products prior to the sale of such Biovest Biologic Products by the Licensee to a Third Party.”

f) Section 4.7 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Section 4.7 Right to Documentation. (a) Upon request, Accentia shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

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(b) Within ten (10) business days following the execution and delivery of any license agreement between any Licensee and Biovest, Biovest shall deliver to Accentia a true, complete and fully executed copy of such license agreement.

(c) Within ten (10) business days following the receipt by Biovest of any financial reporting documentation pursuant to any license agreement between Biovest and a Licensee, Biovest shall deliver to Accentia true and complete copies of such financial reporting documentation.”

g) Section 4.3 of the Royalty Agreement shall be amended and restated in its entirety to read as follows:

“Royalties shall be paid no later than sixty (60) days following the end of the calendar quarter during which Net Sales or License Revenue are invoiced for Biovest Biologic Products (“On-going Royalty payments”).”

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Accentia, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Florida.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

CONSENTED AND AGREED TO:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman & CEO

Exhibit 10.6

CONVERSION AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

ACCENTIA BIOPHARMACEUTICALS, INC.

This Conversion Agreement (this “Conversion Agreement”) effective as of February 5, 2008, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“BIOVEST”) and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation, (“ACCENTIA”) (collectively the “Parties”).

WITNESSETH:

Whereas, BIOVEST and ACCENTIA are Parties to certain Secured Demand Promissory Notes (the “Notes”) and other accruals of indebtedness from Biovest to Accentia, copies of which Notes and a current schedule of this debt are attached as Exhibit A (the “Inter-Company Debt”);

Whereas, ACCENTIA wishes to obtain an option to convert sums due pursuant to the Inter-Company Debt into common stock of Biovest; and

Whereas, BIOVEST and ACCENTIA wish to memorialize their agreement as to the terms of such option to convert the Inter-Company Debt into common stock of Biovest;

NOW, THEREFORE, in consideration of the Accentia’s agreement to continue the Inter-Company Debt without demand for repayment thereof, together with the various promises and undertakings set forth herein, the Parties agree as follows:

1. RIGHT TO CONVERT: At any time after the Effective Date hereof until the balance due from Biovest to Accentia pursuant to certain outstanding Demand Promissory Notes, including any additional sums which may become due from Biovest to Accentia and any interest which may accrue thereupon (collectively the “Inter-Company Debt”) is no longer outstanding, this Inter-Company Debt shall be convertible, in whole or in part, into shares of Biovest Common Stock at the option of Accentia. Accentia shall effect conversions by delivering to Biovest a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Inter-Company Debt to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, Accentia shall not be required to physically surrender the Notes representing the Inter-Company Debt to the Company unless the entire principal amount of this Inter-Company Debt, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Inter-Company Debt in an amount equal to the applicable conversion. Accentia and Biovest shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Biovest may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.

a) Conversion Price. The conversion price shall be equal to $1.10 (subject to adjustment herein) (the “Conversion Price”).

b) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Inter-Company Debt to be converted by (y) the Conversion Price.

2. Delivery of Certificate Upon Conversion. Not later than three Trading Days after a Notice of Conversion is received from Accentia, Biovest shall deliver, or cause to be delivered, to Accentia a certificate or certificates representing the Conversion Shares.

3. Reservation of Shares Issuable Upon Conversion. Biovest covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Inter-Company Debt free from preemptive rights or any other actual contingent purchase rights of Persons other than Accentia not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of this Inter-Company Debt. Biovest covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

4. Reclassifications; Adjustment. In case of any reclassification of the Biovest Common Stock or any compulsory share exchange pursuant to which the Biovest Common Stock is converted into other securities, cash or property, Accentia shall have the right thereafter to exchange the then outstanding principal amount of this Inter-Company Debt, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Inter-Company Debt into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Biovest Common Stock following such reclassification or share exchange, and Accentia shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Biovest Common Stock into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Inter-Company Debt could have been exchanged immediately prior to such reclassification or share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

5. Anti-Dilution: If, at any time while this Inter-Company Debt is outstanding, Biovest or any of its subsidiaries, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Biovest Common Stock or securities of Biovest or its subsidiaries which would entitle the holder thereof to acquire at any time Biovest Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Biovest Common Stock (such securities, “Biovest Common Stock Equivalents”) entitling any Person to acquire shares of Biovest Common Stock at an effective price per share that is lower than the then Conversion Price, then the Conversion Price shall be reduced to equal the Base Conversion Price. This Anti-Dilution adjustment shall NOT apply to any issuance of Biovest Common Stock or Biovest Common Stock Equivalents pursuant to the exercise of options pursuant to any Stock Option Plan or Equity Incentive Plan of Biovest.

6. Notice and Right to Convert Prior to Repayment. If, at any time while this Inter-Company Debt is outstanding, Biovest plans to make payment to Accentia of all or any portion of the Inter-Company Debt, Biovest shall provide written notice of such intent to make payment to Accentia at least fifteen (15) days prior to the planned payment date. Accentia shall have the right, at its sole discretion, to exercise its right to convert as to all or any portion of the then-outstanding Inter-Company Debt at any time prior to the planned payment date specified in the notice.

7. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8. Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to BIOVEST, addressed to:

Steve Arikian, M.D.

CEO and Chairman

Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

(b)	If to ACCENTIA, addressed to:

Frank O’Donnell, M.D.

CEO and Chairman

Accentia Biopharmaceuticals, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

9. Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

10. Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13. Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

14. Waiver of Potential Conflicts of Interest. BIOVEST and ACCENTIA hereby acknowledge that ACCENTIA owns more than a majority of the outstanding capital stock of BIOVEST, and that certain directors, officers and employees of BIOVEST also have positions as officers, directors or employees of ACCENTIA. By execution of the Conversion Agreement the parties acknowledge to each other that each party has taken all reasonable and necessary steps to assure that all potential conflicts of interest have been fully disclosed, addressed, and fairly and completely resolved or waived.

15. Registration Rights. Upon written demand by Accentia, Biovest agrees to file a Registration Statement with the U.S. Securities and Exchange Commission covering the common stock underlying this option to convert, which Registration Statement shall be filed within ninety (90) days of the date of receipt of such written demand.

In the event that Biovest plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of Biovest (“Registration Statement”), Biovest shall provide written notice to Accentia and Accentia shall have 30 days to require in writing that all shares of common stock underlying this Conversion Agreement be covered in the Registration Statement. Notwithstanding the foregoing, Biovest shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if Biovest reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect Biovest.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman and CEO